SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Hurco Companies, Inc.
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HURCO COMPANIES, INC.

ONE TECHNOLOGY WAY
P.O. BOX 68180
INDIANAPOLIS, INDIANA 46268
(317) 293-5309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 15, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, 46268 at 10:00 a.m. EST on Wednesday, March 15, 2006, for the following purposes:

1.   To elect seven directors to serve until the next annual meeting or until their successors are duly elected and qualified.

2.   To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on January 13, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By order of the Board of Directors,

Stephen J. Alesia, Secretary

Indianapolis, Indiana
February 1, 2006

YOUR VOTE IS IMPORTANT
Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

HURCO COMPANIES, INC.
One Technology Way
P. O. Box 68180
Indianapolis, Indiana 46268

Annual Meeting of Shareholders
March 15, 2006
______________________________________________________________________________

PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the holders (the "Shareholders") of common stock of Hurco Companies, Inc. ("Hurco" or the "Company") in connection with the solicitation of proxies by the Board of Directors for the 2006 Annual Meeting of Shareholders to be held at 10:00 a.m. EST on Wednesday, March 15, 2006 at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders on or about February 1, 2006. Proxies are being solicited principally by mail. Directors, officers and regular employees of Hurco may also solicit proxies personally by telephone, electronic mail or otherwise. All expenses incident to the preparation and mailing of this Proxy Statement and form of Proxy will be paid by Hurco.

Shareholders of record as of the close of business on January 13, 2006, are entitled to notice of and vote at the Annual Meeting or any adjournments thereof. On such record date, Hurco had 6,338,020 shares of common stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

If the enclosed form of proxy is executed and returned, it may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. If a Shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

A proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the instructions of the Shareholder in the proxy. If no instructions are given, the proxy will be voted for the election to the Board of Directors of the nominees named in this Proxy Statement. Directors will be elected by a plurality of the votes cast. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owners. Shares that are not voted with respect to a specific proposal will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions will affect the matters to be voted on at the Annual Meeting.

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members, each of which has been nominated for reelection. Each director will serve for a term of one year, which expires at the next Annual Meeting of Shareholders of the Company, when his successor has been elected. The seven nominees are: Stephen H. Cooper, Robert W. Cruickshank, Michael Doar, Richard T. Niner, O. Curtis Noel, Charlie Rentschler, and Gerald V. Roch. A majority of the director nominees are “independent directors” as defined by the listing standards for Nasdaq companies and the Board of Directors has affirmatively determined that such independent directors have no relationship with the Company that would impair their independence. The independent director nominees are Messrs. Cooper, Cruickshank, Niner, Noel, Rentschler, and Roch. Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to accept election.

The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years:

Name	Age	Served as a Director since

Stephen H. Cooper (2)	66	2005
Robert W. Cruickshank (1,2,3)	60	2000
Michael Doar	50	2000
Richard T. Niner (1)	66	1986
O. Curtis Noel (3)	70	1993
Charlie Rentschler (2)	66	1986
Gerald V. Roch	74	2001

(1)	Member of Nominating and Governance Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee

Stephen H. Cooper has been a practicing attorney and member of the bar of the State of New York since December 1965. Until his retirement in December 2004, Mr. Cooper was for more than thirty years a partner in the international law firm Weil, Gotshal & Manges LLP, based in New York, where he specialized in corporate finance and securities law. Since August 2002, he has also served as an Adjunct Professor of Law at New York Law School, where he teaches courses on federal securities regulation and corporate governance. For the past twenty years, Mr. Cooper has been an active member of the senior leadership of the Committee on the Federal Regulation of Securities of the American Bar Association.

Robert W. Cruickshank since 1981 has been a consultant providing private clients with financial advice. Mr. Cruickshank also is a director of Calgon Carbon Corporation, a producer of products and services for the purification, reparation and concentration of liquids and gases.

Michael Doar was elected Chairman of the Board of Directors and Chief Executive Officer on November 14, 2001. Previously, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business. Mr. Doar had held various management positions with Ingersoll International since 1989.

Richard T. Niner’s principal occupation since 1998 has been serving as a general partner of Wind River Associates. Mr. Niner also is a director of Arrow International, Inc., a cardiac and critical care products business.

O. Curtis Noel has been an independent business consultant for more than ten years specializing in market and industry studies, competitive analysis and corporate development programs, with clients in the U.S. and abroad.

Charlie Rentschler has been Director, Industrial Research, of Foresight Research Solutions, and its antecedent, since 2003. Foresight is an independent research firm based in New York City. From 2001 to 2003, Mr. Rentschler was an independent business consultant providing service to the foundry industry. From 1985 to 2001, Mr. Rentschler served as president and CEO of The Hamilton Foundry & Machine Co., Harrison OH. He is also a director of Accuride Corporation, a manufacturer of commercial vehicle components located in Evansville IN.

Gerald V. Roch is Vice-President of Draper Manufacturing, a contract machine shop in Indianapolis, Indiana. Mr. Roch has been an independent business consultant providing general business and technology consulting services since 1994. Mr. Roch was a co-founder of Hurco in 1968 and in 1986 was the founder of Made2Manage Systems, Inc., a manufacturing software company. Mr. Roch served as President and Chief Executive Officer of Made2Manage Systems, Inc. from 1986 until 1994.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Board Meetings and Committees

During the last fiscal year, the Board of Directors held four meetings. All of the current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The directors who are independent as defined by the Nasdaq listing standards held four executive sessions during fiscal 2005. All current directors attended the 2005 annual meeting of shareholders.

The Board has an Audit Committee that held ten meetings during the last fiscal year. The Audit Committee has the authority to oversee the Company's accounting and financial reporting activities, and meets with the Company's independent registered public accounting firm and the Chief Financial Officer to review the scope, cost and results of the annual audit and to review the Company’s internal accounting controls, policies and procedures. The report of the Audit Committee is included on page 8 of this Proxy Statement. The Audit Committee selects the independent auditors of Hurco. See independent registered public accounting firm on page 11.

The Board has a Compensation Committee that held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation of the officers and managers of Hurco and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of the Company's employee benefit plans. The report of the Compensation Committee regarding executive compensation is included on page 7 of this Proxy Statement.

The Nominating and Corporate Governance Committee has a formal written charter, which specifies the scope and purpose of the Committee. Pursuant to its charter, the Committee is to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for reelection or appointment at the annual meeting of shareholders; (2) develop and recommend to the Board Corporate Governance Principles and a Code of Business Conduct and Ethics; (3) lead the Board in an annual self-evaluation; (4) recommend members and chairs for each standing committee; and (5) determine and evaluate succession plans for the Chief Executive Officer. The Nominating and Governance Committee also reviews the Company’s Corporate Governance Principles regularly and updates them as appropriate.

The Nominating and Governance Committee will consider candidates recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Governance Committee should send such recommendation to the Secretary of the Company, One Technology Way, Indianapolis, Indiana 46268, who will forward it to the Committee. Any such recommendation should include a description of the candidate’s qualifications for board service; the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder, who wishes to nominate an individual to the Nominating and Governance Committee as a nominee, must comply with the advanced notice requirements set forth in the Company’s By-Laws which are more fully explained later in this proxy statement under “Shareholder Proposals.”

The Nominating and Governance Committee will identify potential nominees based on specified objectives in terms of the composition of the Board, taking into account such factors as industry experience and areas of expertise. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company and willingness to devote adequate time to Board duties.

The members of these Committees are identified in the table on page 2.

Compensation of Directors

Each director who is not an employee of the Company receives a fee of $1,500 for each meeting of the Board of Directors attended. Each such director also receives $5,000 per fiscal quarter. Directors are also entitled to receive reimbursement for travel and other expenses incurred in attending such meetings. Mr. Niner receives additional annual compensation of $36,000 for his services as Presiding Independent Director and Mr. Roch receives an additional $36,000 for consulting services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission and Nasdaq. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Company believes that, during its fiscal year ending October 31, 2005, its officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a), except for a Form 5 which was filed late by Mr. Gerald V. Roch to report a single transaction involving a gift of 1,500 shares for fiscal 2005.

Code of Business Conduct and Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and Nasdaq listing requirements, the Company has adopted a Code of Business Conduct and Ethics, which applies to all Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. If the Company makes any substantive amendment of, or grants any waiver to, the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment of waiver in a current report of Form 8-K. A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company in each of the past three fiscal years to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company serving as such at October 31, 2005.

Summary Compensation Table

		Annual Compensation			Long-term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (2)	All Other Compensation ($) (3)

Michael Doar	2005	271,154	300,000	314,555	--	23,835
Chairman and CEO	2004	253,080	125,000	68,925	--	10,821
	2003	245,000	50,000	--	--	5,790

James D. Fabris	2005	248,077	275,000	199,540	--	52,706
President and	2004	237,115	100,000	122,965	--	6,363
Chief Operating Officer	2003	225,000	55,000	--	--	6,208

Stephen J. Alesia	2005	119,485	75,000	50,362	--	9,629
VP, Secretary,	2004	112,665	34,160	108,252	--	2,342
Treasurer and CFO	2003	107,692	21,000	--	--	3,231

David E. Platts	2005	137,885	25,000	219,725	--	36,657
Vice President -	2004	130,000	24,000	114,850	--	3,150
Technology	2003	129,231	2,000	--	--	2,930

Sonja K. McClelland	2005	89,352	50,000	12,883	--	282
Corporate Controller,	2004	80,976	15,000	48,947	--	2,977
Assistant Secretary	2003	77,742	7,844	--	--	2,316

(1)	Represents income realized as a result of the exercise of stock options.
(2)	Represents shares of common stock underlying grants of options made during the year. The Company has not granted any Stock Appreciation Rights (SARs).
(3)
Represents contributions to defined contribution plans and life insurance premiums paid by the Company. Fiscal 2005 includes payments received by Mr. Fabris, Mr. Alesia and Mr. Platts for the cash surrender value of split dollar life insurance policies that were purchased from the employees by the Company.

Stock Options
No options were granted in fiscal 2005.

Aggregated Option Exercises in Fiscal 2005 and Year-End Option Values
	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options At FY End (#)		Value of Unexercised In-the-Money Options At FY End ($) (1)
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Doar	25,500	54,825	54,500	--	854,560	--
James D. Fabris	20,000	116,260	70,000	--	1,010,655	--
Stephen J. Alesia	3,333	7,166	15,000	--	183,695	--
David E. Platts	15,000	47,125	20,000	--	260,970	--
Sonja K. McClelland	900	2,575	--	1,000	--	15,680

(1)	Value is calculated based on the closing market price of the common stock on October 31, 2005 ($17.83) less the option exercise price.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are O. Curtis Noel and Robert W. Cruickshank. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or is a former officer or employee of the Company or any of its subsidiaries.

Employment Contracts

Michael Doar entered into an employment contract effective November 13, 2001. The contract term is unspecified. Mr. Doar’s salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. Mr. Doar is entitled to thirty days notice and twelve months salary and benefits if he is removed as Chairman and Chief Executive Officer by action of the Board of Directors.

James D. Fabris entered into an employment contract on November 18, 1997. The contract term is unspecified. Mr. Fabris' salary and bonus arrangement are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of the contract, Mr. Fabris is entitled to 12 months' salary if Hurco terminates his employment for any reason other than gross misconduct.

Stephen J. Alesia entered into an employment contract on January 20, 2005. The contract term is unspecified. Mr.
Alesia's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. Mr. Alesia is entitled to 12 months' salary if Hurco terminates his employment for any reason other than gross misconduct.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes policies relating to the compensation arrangements of the Chief Executive Officer and all other executive officers. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

Compensation Policy

The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base compensation with incentive compensation plans based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with stock option incentives, are designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Stock options are granted from time to time to key employees, based primarily on such person's potential contribution to the Company's growth and profitability. The Compensation Committee feels that stock options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price. The Compensation Committee believes that linking compensation for the Chief Executive Officer and all other executive officers to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

Fiscal 2005 Executive Compensation

For fiscal 2005, the Company's compensation program for the Chief Executive Officer and all other executive officers consisted of base salary and bonus awards described above. No stock options were granted in fiscal 2005. During fiscal year 2005, the annual compensation of the Chief Executive Officer consisted of base salary and a performance bonus. In evaluating 2005 performance, the Committee considered the Company’s financial performance in relation to its business plan and other corporate performance criteria and determined that bonuses would be awarded to the Chief Executive Officer and other corporate executive officers. The Committee believes that compensation levels for the Chief Executive Officer and all other executive officers and key employees during fiscal 2005 adequately reflect the Company's compensation goals and policies.

O. Curtis Noel, Chairman
Robert W. Cruickshank

REPORT OF AUDIT COMMITTEE

The Company’s Audit Committee is comprised of three Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current composition satisfies the Nasdaq listing requirements that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as defined by Nasdaq listing requirements. The Board of Directors annually reviews the independence of the audit committee members in view of the Nasdaq listing requirements and the Securities and Exchange Commission’s definition of independence for audit committee members and the audit committee independence requirements in our Corporate Governance Principles (a copy of which is on our website at www.hurco.com). The Board has determined that Robert W. Cruickshank meets the Securities and Exchange Commission’s definition of an “audit committee financial expert.”

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the system of internal controls which management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent auditors.

The Audit Committee has adopted a formal, written charter which specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2005, with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member’s ability to act independently.

Based on the review and discussions with the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2005, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Robert W. Cruickshank, Chairman
Stephen H. Cooper
Charlie Rentschler

PERFORMANCE GRAPH *

The following graph illustrates the cumulative total shareholder return on Hurco common stock for the five-year period ended October 31, 2005, as compared to the Russell 2000 and a peer group consisting of traded securities for U.S. companies in the same three digit SIC group as Hurco (SIC 3540-3549 - Metal Working Machinery and Equipment). The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Hurco common stock.

* $100 invested on 10/31/00 in stock or index- including reinvestment of dividends.
FISCAL YEAR ENDING OCTOBER 31.

	10/00	10/01	10/02	10/03	10/04	10/05

HURCO COMPANIES, INC.	100 .00	62.25	45.09	74.76	416.87	518.69
RUSSELL 2000	100.00	87.30	77.20	110.68	123.66	138.60
PEER GROUP	100.00	103.80	116.23	138.34	183.33	179.34

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Report of the Audit Committee, Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 13, 2006, regarding beneficial ownership of the Company's common stock by each director and Named Executive Officer, by all directors and executive officers as a group, and by beneficial owners of more than 5% of the common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

	Shares Beneficially Owned
Name and Address	Number		Percent
Directors and Executive Officers

Richard T. Niner	731,812		11.4%

Robert W. Cruickshank	5,000		0.1%

Michael Doar	72,500	(1)	1.1%

Charlie Rentschler	6,000		0.1%

Gerald V. Roch	1,012		0.0%

O. Curtis Noel	--		--

Stephen H. Cooper	--		--

James D. Fabris	55,400	(2)	0.9%

David E. Platts	20,700		0.3%

Stephen J. Alesia	5,000	(3)	0.1%

Sonja K. McClelland	--		--

Executive officers and directors as a group (11 persons)	897,424	(4)	14.0%

Other Beneficial Owners

Royce & Associates, Inc.	640,300	(5)	10.1%
1414 Avenue of the Americas
New York, NY 10019

(1)	Includes 29,500 shares subject to options that are exercisable within 60 days.
(2)	Includes 50,000 shares subject to options that are exercisable within 60 days.
(3)	Includes 5,000 shares subject to options that are exercisable within 60 days.
(4)	Includes 85,000 shares subject to options that are exercisable within 60 days.
(5)
This is based solely on the information supplied by Royce and Associates, Inc. on Schedule 13G filed with the SEC on November 7, 2005. Royce & Associates has sole and dispositive voting power for all shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers, LLP (“PwC”) served as the Company’s independent registered public accounting firm for fiscal 2005 and 2004. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table sets forth fees paid to PwC for services provided during fiscal years 2005 and 2004:

	2005	2004
Audit Fees[1]	$405,200	$364,200
Audit Related Fees	--	--
Tax Fees[2]	44,940	42,500
All Other Fees[3]	--	7,700
TOTAL	$450,140	$414,400

1.	Represents fees for professional services provided in connection with the audit of annual financial statements and review of quarterly financial statements.
2.
Represents fees for services provided in connection with tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

3.	Represents fees for all other permissible services that do not meet the above category descriptions.

Pre-approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal 2005, pre-approved non-audit services included only those services described above for “Audit Related Fees,” “Tax Fees,” and “All Other Fees.”

SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS

The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2007 Annual Meeting of Shareholders is September 30, 2006.

In order to be considered at the 2007 Annual Meeting, shareholder proposals, including shareholder nominations for director, must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws. The Company’s By-Laws provide that shareholders are required to give advance notice to the Company of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business or nominee, as the case may be, and the shareholder making the proposal. A copy of the Company’s By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Stephen J. Alesia, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana, 46268, the principal executive offices of the Company. These procedures apply to any matter that a shareholder wishes to raise at the 2006 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by the Company may confer discretionary authority to vote on such proposal.

The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board’s attention. The process for communicating with the Board is set forth in the Company’s Corporate Governance Principles which are available on our website at www.hurco.com.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 2005 with the Securities and Exchange Commission. Shareholders may obtain a copy of the Form 10-K by writing to Stephen J. Alesia, Vice-President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268. A copy of the 10-K can also be obtained at www.hurco.com or www.sec.gov.

OTHER BUSINESS

The Board of Directors knows of no other matters that may be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matter.

Annual Meeting Proxy Card

A	Election of Directors

1 . To elect seven directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

	For	Withhold		For	Withhold
01 - Stephen H. Cooper	☐	☐	05 - 0. Curtis Noel	☐	☐

02 - Robert W. Cruickshank	☐	☐	06 - Charlie Rentschler	☐	☐

03 - Michael Doar	☐	☐	07 - Gerald V. Roch	☐	☐

04 - Richard T. Niner	☐	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Proxy

HURCO COMPANIES, INC.
One Technology Way, Indianapolis, Indiana 46268

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - March 15, 2006
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints as proxies Michael Doar and Richard T. Niner, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. (EST), on Wednesday, March 15, 2006 and any adjournments thereof, upon the matters on the reverse side and, in their judgment and discretion, upon such other business as may properly come before the meeting.

Only shareholders of record as of the close of business on January 13, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the matters listed on the reverse side at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

The shares represented by the Proxy, unless otherwise specified, shall be voted FOR each nominee listed on the reverse side.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.